SECURITIES AND EXCHANGE COMMISSION
                           Washington, DC  20549

                                 FORM 8-K

                          Current Report Pursuant
                       to Section 13 or 15(d) of the
                      Securities Exchange Act of 1934

    Date of report (Date of earliest event reported) May 24, 1995


                   Preferred Properties Fund 82
        (Exact Name of Registrant as Specified in Its Charter)

                              California
             (State or Other Jurisdiction of Incorporation)

             0-10878	                  94-2775846
   (Commission File Number)        (I.R.S. Employer Identification No.)

         5665 Northside Drive, N.W., Atlanta, Georgia            30328
          (Address of Principal Executive Offices)          (Zip Code)

                              (404) 916-9090
           (Registrant's Telephone Number, Including Area Code)

                              N/A
       (Former Name or Former Address, if Changed Since Last Report)



Item 2.    Acquisition or Disposition of Assets

     On May 24, 1995, Registrant sold its interest in the joint venture which owned the Cleveland Marriott Hotel to its joint venture partner. Registrant received net proceeds of $6,000,000 from the sale, which resulted in a gain of $8,500,000. Registrant held a 65% interest in the joint venture. Registrant's only remaining asset is a note receivable in the amount of $4,250,000 which was issued to Registrant as partial payment of the purchase price of the Amfac Hotel. The Note is due February 1997 and is secured by the Amfac Hotel.

Item 7.  Financial Statements, Pro Forma Financial Information and
          Exhibits

(b)  Pro Forma Financial Information:

     Registrant will file the required proforma financial information within the prescribed time period.






                                 SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                           PREFERRED PROPERTIES FUND 82

                           By:  Montgomery Realty Company 80,
                                its General Partner

                                By:  Fox Realty Investors,
                                     its Managing Partner

                                     By:  NPI Equity Investments II, Inc.,
                                          its Managing partner

Date:  June 6, 1995                        By:   /s/ Michael L. Ashner
                                                Michael L. Ashner,
                                                President